Exhibit 99.2

Cash America Announces Share Repurchase Authorization

FORT WORTH, Texas--(BUSINESS WIRE)--January 27, 2011--Cash America International, Inc. (NYSE: CSH) announced today that its board of directors, at its regularly scheduled meeting, authorized the repurchase of up to 2,500,000 shares of the Company’s outstanding common stock, par value $0.10 per share. The share repurchase authorization does not have an expiration date, and the amount and prices paid for any future share purchases under the new authorization will be based on market conditions and other factors at the time of the purchase. Repurchases under the share repurchase program will be made through open market purchases or private transactions, in accordance with applicable federal securities laws, including Rule 10b-18 under the Securities Exchange Act of 1934, as amended. This new authorization cancels and replaces a previous authorization to purchase up to 1,500,000 shares of common stock, under which approximately 70% of the authorized shares had been repurchased as of December 31, 2010.

Repurchased shares will be held as treasury stock for general corporate purposes. As of December 31, 2010, there were approximately 30 million shares of Cash America common stock issued and outstanding; therefore, the new authorization represents approximately 8% of the currently outstanding shares of common stock the Company.

About the Company

As of December 31, 2010, Cash America International, Inc. had 1,081 total locations offering specialty financial services to consumers, which include 779 lending locations (including nine unconsolidated franchised locations) operating in 28 states in the United States under the names “Cash America Pawn,” “SuperPawn,” “Maxit,” “Pawn X-Change,” “Cash America Payday Advance,” and “Cashland,” and 180 pawn lending locations, of which the Company is a majority owner, operating in 21 jurisdictions in central and southern Mexico under the name “Prenda Fácil.” The Company also operated 116 unconsolidated franchised and six Company-owned check cashing centers operating in 17 states in the United States under the name “Mr. Payroll” as of December 31, 2010. Additionally, as of December 31, 2010, the Company offered short-term loans over the Internet to customers in 33 states in the United States at http://www.cashnetusa.com, in the United Kingdom at http://www.quickquid.co.uk, in Australia at http://www.dollarsdirect.com.au, and in Canada at http://www.dollarsdirect.ca.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.quickquid.co.uk
http://www.enovafinancial.com	http://www.dollarsdirect.com.au
http://www.cashnetusa.com	http://www.dollarsdirect.ca
http://www.cashlandloans.com	http://www.goldpromise.com
http://www.primaryinnovations.net	http://www.mrpayroll.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries (the “Company”). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in pawn, consumer loan, tax and other domestic and foreign laws and governmental rules and regulations applicable to the Company's business, changes in demand for the Company's services, the continued acceptance of the online distribution channel by the Company’s online loan customers, the actions of third parties who provide, acquire or offer products and services to, from or for the Company, fluctuations in the price of gold, changes in competition, the ability of the Company to open new locations in accordance with its plans, changes in economic conditions, real estate market fluctuations, interest rate fluctuations, changes in foreign currency exchange rates, changes in the capital markets, the ability to successfully integrate newly acquired businesses into the Company’s operations, the loss of services of any of the Company’s executive officers, the effect of any current or future litigation proceedings on the Company, acts of God, war or terrorism, pandemics and other events, the effect of any of such changes on the Company’s business or the markets in which it operates and other risks and uncertainties indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100